Simplicity Bancorp, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
Dustin Luton, President and Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663 x1207

SIMPLICITY BANCORP, INC. DECLARES QUARTERLY DIVIDEND

Covina, California – October 31, 2013 – Simplicity Bancorp, Inc. (NASDAQ: SMPL) announced today that on October 30, 2013 its Board of Directors declared a quarterly cash dividend of $0.08 per share on its common stock.  The dividend will be paid on November 27, 2013 to the shareholders of record as of the close of business on November 12, 2013.

Simplicity Bancorp, Inc. is the parent corporation for Simplicity Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates seven branches in California, as well as a statewide network of 58 ATMs.

Simplicity Bancorp, Inc. stock trades on NASDAQ under the SMPL symbol.  For additional information, visit www.simplicitybancorp.com or www.simplicitybank.com.